UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2009
TTM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31285	91-1033443

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2630 South Harbor Boulevard, Santa Ana, CA	92704

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 327-3000

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement
     On November 16, 2009, TTM Technologies, Inc., a Delaware corporation, together with certain of its subsidiaries (collectively, “TTM”), entered into a stock purchase agreement (the “Purchase Agreement”) with Meadville Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands (“Meadville”), and MTG Investment (BVI) Limited, a company incorporated under the laws of the British Virgin Islands (“MTG”) and a wholly owned subsidiary of Meadville, pursuant to which TTM has agreed to acquire all of the issued and outstanding capital stock of four wholly owned subsidiaries of MTG (the “PCB Subsidiaries”) and their respective subsidiaries. The PCB Subsidiaries engage in the business of manufacturing and distributing printed circuit boards, including circuit design, quick-turn-around services, and drilling and routing services. Following the closing of the proposed acquisition, the PCB Subsidiaries will become wholly owned subsidiaries of TTM.
     Under the terms of the Purchase Agreement, TTM will purchase all of the outstanding capital stock of the PCB Subsidiaries in exchange for $114,034,328 in cash and 36,334,000 shares of TTM common stock, par value $0.001 per share, plus TTM’s assumption of the outstanding debt of the PCB Subsidiaries. The Purchase Agreement does not provide for an adjustment in the number of shares of TTM common stock to be issued to Meadville in the acquisition in the event of a fluctuation in the market value of TTM’s common stock or Meadville’s shares up through the closing date. Following the acquisition, and subject to the fulfillment of certain conditions, Meadville intends to authorize and make a distribution of the proceeds of the acquisition by way of a special dividend to its shareholders. Giving effect to the proposed acquisition and Meadville’s dividend to its shareholders, Meadville’s shareholders would own approximately 46% of the outstanding shares of TTM’s common stock.
     The Purchase Agreement contains customary representations, warranties, covenants, and agreements of the parties thereto, and completion of the transaction is subject to approval of TTM’s shareholders at a special meeting of shareholders and the approval of Meadville’s shareholders at a special meeting of shareholders, both of which are to be announced at a later date, as well as other customary closing conditions, including, among others, the execution of certain ancillary agreements; all required consents and approvals necessary to consummate the proposed acquisition having been obtained; no injunction or proceeding by a government entity seeking to restrain or prohibit consummation of the proposed acquisition being in effect; the absence of any material adverse effect on TTM, Meadville, or certain of their affiliates; and the Committee on Foreign Investment in the United States completing its review and the parties obtaining certain other regulatory approvals to the satisfaction of the parties. Under the terms of the Purchase Agreement and as a condition to consummating the proposed acquisition, TTM and certain of the principal shareholders of Meadville and certain of their affiliates (the “Principal Shareholders”) will enter into a shareholders agreement at the closing of the acquisition. The shareholders agreement will provide that the Principal Shareholders will not, without the approval of TTM’s board, during the term of the shareholders agreement, increase their aggregate percentage beneficial ownership of TTM common stock above a predefined percentage of the then outstanding TTM common stock, subject to certain exceptions, or acquire beneficial ownership of any TTM capital stock other than common stock. The shareholders agreement also imposes restrictions on the Principal Shareholders voting of the TTM stock owned by them or taking certain actions in their role as shareholders of TTM. In certain circumstances, the Principal Shareholders will be required to bifurcate their voting with respect to the TTM common stock owned by them on certain matters, such that a portion of the shares they own will be voted in proportion to the vote cast by TTM’s non-affiliate shareholders.
     Under the shareholders agreement, the Principal Shareholders will be entitled to designate one individual for nomination by TTM’s board for election as a director of TTM, so long as the Principal Shareholders ownership levels exceed certain predefined percentage thresholds of TTM’s issued and outstanding common stock. The shareholders agreement will further provide certain restrictions on the transfer of the TTM shares issued to the Principal Shareholders in the acquisition, including, among other restrictions, a lock-up during the 18-month period following the closing of the transaction. With respect to each of the PCB Subsidiaries, the Principal Shareholders will be entitled to nominate directors comprising a majority of the board of each of such subsidiaries, and TTM’s board of directors will be entitled to nominate all of the other directors on each such board. The shareholders agreement further imposes certain non-solicitation and non-competition obligations on the Principal Shareholders.
     The Purchase Agreement provides that the Principal Shareholders will have the right to require TTM to use reasonable efforts to file certain registration statements under the Securities Act of 1933, as amended (the “Securities Act”) to effect the resale registration of their TTM common stock under the Securities Act. Shortly following the closing date, TTM will also be required to file a registration statement to register all shares of TTM common stock to be sold in connection with a proposed dealing facility to be established by Meadville, pursuant to which the shareholders of Meadville that receive a distribution of TTM common stock in connection with the proposed transaction may receive the net proceeds from the sale of TTM common stock under the dealing facility.
     The Purchase Agreement is subject to termination prior to the closing for, among others, the following reasons: (i) by the mutual written agreement of TTM and Meadville; (ii) by either TTM or Meadville if: (A) the closing of the proposed transaction has not occurred on or prior to May 31, 2010 because one or more conditions of the transaction have not been satisfied or waived on or before that date, provided that either party may extend the termination date to June 30, 2010 if certain of the conditions have not been satisfied or waived before May 31, 2010, and the party requesting the extension has not failed to perform or willfully breached a covenant in the Purchase Agreement, (B) the approval of TTM’s shareholders and Meadville’s shareholders shall not have been obtained, or (C) if certain laws having the effect of preventing the consummation of the proposed transaction shall be in effect and shall have become permanent, final, and non-appealable; (iii) with respect to each of TTM and Meadville, if the other party shall have failed to perform or comply with any obligation, agreement, or covenant in the Purchase Agreement or breached any representation or warranty which prevents certain of the conditions of the transaction from being satisfied, and such breach or failure to comply is not curable or, if curable, not cured by the earlier of the date which is 30 days following the date of delivery of a written notice of such breach to the other party or the date of termination of the Purchase Agreement; and (iv) by TTM or Meadville if certain events that may materially and adversely affect the other party have occurred and are either not curable or, if curable, are not cured by the earlier of 30 calendar days following the date of delivery of written notice of the occurrence of the event or the date of termination of the Purchase Agreement.
     The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Purchase Agreement, and is subject to and qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 10.1.
     The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual or financial information about TTM, Meadville, the PCB Subsidiaries, or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of TTM, Meadville, the PCB Subsidiaries, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by TTM and Meadville. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the proposed transaction that will be contained in, or incorporated by reference into, the proxy statement for the shareholders of TTM and a U.S. prospectus that will be filed in connection with the proposed transaction, as well as in the other filings that each of TTM and Meadville make with the Securities and Exchange Commission (“SEC”), The Stock Exchange of Hong Kong, and the Securities and Futures Commission of Hong Kong.
Important Information Relating to the Proposed Transaction
     This document does not constitute an offer to sell or the solicitation of an offer to buy any securities of Meadville or TTM or a solicitation of any vote or approval. In connection with the proposed transactions described in this document, TTM will file relevant materials with the SEC at www.sec.gov, and Meadville will publish certain relevant materials on the websites of the Securities and Futures Commission at www.sfc.hk and The Stock Exchange of Hong Kong at www.hkex.com.hk. TTM will file a Registration Statement on Form S-4 with the SEC that includes a proxy statement for the shareholders of TTM and a U.S. prospectus for Meadville and the shareholders of Meadville. TTM will mail the proxy statement/U.S. prospectus to its shareholders, and the U.S. prospectus to shareholders of Meadville or Meadville will include the U.S. prospectus in the circular to its shareholders. Before making any voting or investment decision, TTM’s and Meadville’s shareholders and investors are urged to read the circular and proxy statement/U.S. prospectus regarding such transactions when they become available because they will contain important information. The proxy statement/U.S. prospectus and other documents that will be filed by TTM with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to TTM, 2630 South Harbor Boulevard, Santa Ana, CA 92704, Attention: Investor Relations.
Participants in Solicitation
     TTM, its directors, and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions described in this document. Information about the directors and executive officers of TTM is set out in TTM’s definitive proxy statement, which was filed with the SEC on March 26, 2009. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/U.S. prospectus, which TTM will file with the SEC when it becomes available.
Item 7.01. Regulation FD Disclosure.
     On November 16, 2009, TTM issued a press release announcing the execution of the Purchase Agreement. A copy of TTM’s press release announcing the execution of the Purchase Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
10.1	Stock Purchase Agreement, dated November 16, 2009, by and among Meadville Holdings Limited, MTG Investment (BVI) Limited, TTM Technologies, Inc., TTM Technologies International, Inc., and TTM Hong Kong Limited.

99.1	Press Release issued November 16, 2009, announcing the execution of the Purchase Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2009	TTM TECHNOLOGIES, INC.
	By:	/s/ Steven W. Richards
Steven W. Richards
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated November 16, 2009, by and among Meadville Holdings Limited, MTG Investment (BVI) Limited, TTM Technologies, Inc., TTM Technologies International, Inc., and TTM Hong Kong Limited.

99.1	Press Release issued November 16, 2009, announcing the execution of the Purchase Agreement.